UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2025

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2025, the Board of Directors (the “Board”) of Cadrenal Therapeutics, Inc. (the “Company”) appointed Lee Scott Golden, M.D. (“Dr. Golden”), to serve as a Class II director of the Company to hold office until the 2027 annual meeting of stockholders, at which time his term of office shall expire and a Class II director shall be elected for a full term of three years, or until his re-election or earlier resignation or removal. Dr. Golden was also appointed to serve on the Board’s Science and Technology Committee.

Dr. Golden currently serves as the Executive Vice President and Chief Medical Officer of PTC Therapeutics, Inc. (“PTC”), positions he has held since April 2023. Dr. Golden previously served as Chief Medical Officer of PTC from January 2022 to April 2023 and as its Senior Vice President, Head of Global Clinical Development from May 2020 to January 2022. Before joining PTC, Dr. Golden served as the Chief Medical Officer at Espero BioPharma, Inc.. This former privately held development-stage cardiovascular pharmaceutical company focused on the development of drugs for unmet needs in thrombosis and cardiac rhythm control, from October 2018 to May 2020, and as Chief Medical Officer of Gemphire Therapeutics, Inc., a former publicly-traded clinical-stage biopharmaceutical company that was developing and commercializing therapies for cardiometabolic disorders, where he oversaw clinical development and regulatory activities, from October 2016 to September 2018. Dr. Golden has also served on the board of directors of Coagulation Sciences LLC, a privately held medical device company specializing in blood transfusion devices, since December 2012. Dr. Golden has more than 25 years of industry experience, with increasing responsibilities, managing global, cross-functional teams responsible for creating and deploying strategic and clinical development plans. He has extensive experience across multiple therapeutic areas and with orphan diseases. Previous companies include both large pharmaceutical companies and small biotech companies, such as Pfizer, Actelion, Elan, Eisai, and Mesoblast.

Dr. Golden received a B.S. from the University of Michigan and an M.D. from New York University School of Medicine, where he also completed his Internal Medicine residency. He then completed Fellowships in Cardiology at the University of Miami and Interventional Cardiology at George Washington University Hospital, where he also served as an adjunct instructor.

Dr. Golden, age 58, will receive the standard compensation available to the Company’s current non-employee directors, which for the fiscal year ending December 31, 2025, is an annual fee of $35,000 for serving on the Board as well as equity awards from time to time. Dr. Golden also entered into a standard indemnification agreement with the Company, the form of which is attached hereto as Exhibit 10.1.

There are no family relationships between Dr. Golden and any of the Company’s directors or executive officers, nor does Dr. Golden have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Dr. Golden was appointed as a member of the Board.

Item 8.01. Other Events.

On December 1, 2025, the Company issued a press release announcing the appointment of Dr. Golden to the Board. Such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
99.1	Press Release of Cadrenal Therapeutics, Inc. dated December 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2025	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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